Exhibit 99.1
ANNUAL SERVICER’S CERTIFICATE
For Year Ended December 31, 2005
DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC
DAIMLERCHRYSLER MASTER OWNER TRUST
The undersigned, duly authorized representatives of DaimlerChrysler Financial Services Americas LLC (“DCFS”), pursuant to the Sale and Servicing Agreement, dated as of December 16, 2004 (as amended and supplemented, the “Agreement”), among DaimlerChrysler Wholesale Receivables Company LLC, as Seller, DCFS, as Servicer, and DaimlerChrysler Master Owner Trust (the “Trust”), does hereby certify that:
1.	DCFS is, as of the date hereof, the Servicer under the Agreement.

2.	The undersigned are Servicing Officers and are duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee, the Trust, any Agent and any Enhancement Providers.

3.	A review of the activities of the Servicer during the calendar year ended December 31, 2005 and of its performance under the Agreement was conducted under our supervision.

4.	Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5.	There were no defaults made by the Servicer in the performance of its obligations under the provisions of the Agreement during the year ended December 31, 2005.
Capitalized terms used but not defined herein are used as defined in the Agreement.
IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 24th day of March, 2006.

/s/ Andree Ohmstedt	/s/ Mark L. Davis

Andree Ohmstedt	Mark L. Davis
Vice President and Controller	Assistant Controller
Financial Reporting & Policy

Independent Accountants’ Report
The Manager and Member
DaimlerChrysler Financial Services Americas LLC,
      as successor to DaimlerChrysler Services North America LLC as Servicer for DaimlerChrysler Master Owner Trust:
We have examined management’s assertion, included in the accompanying Management Assertion, that DaimlerChrysler Financial Services Americas LLC, as successor to DaimlerChrysler Services North America LLC, (the “Company”) complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers (USAP) as of and for the year December 31, 2005, pursuant to the Amended and Restated Pooling and Servicing Agreement and the Sale and Servicing Agreement identified in the accompanying Management Assertion. Management is responsible for the Company’s compliance with those minimum servicing standards. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance based on our examination.
Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the minimum servicing standards.
In our opinion, management’s assertion that the Company has complied in all material respects with the aforementioned minimum servicing standards as of and for the year ended December 31, 2005 is fairly stated, in all material respects.

/s/ KPMG LLC

Detroit, Michigan
March 29, 2006

Management Assertion
March 24, 2006
As of and for the year ended December 31, 2005, DaimlerChrysler Financial Services Americas LLC, as successor to DaimlerChrysler Services North America LLC, has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers, to the extent that such servicing standards are applicable to the servicing obligations for DaimlerChrysler Master Owner Trust, pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001, as amended, among DaimlerChrysler Wholesale Receivables Company LLC, as Seller, DaimlerChrysler Financial Services Americas LLC, as Servicer, and The Bank of New York, as Trustee, and to the servicing obligations for DaimlerChrysler Master Owner Trust, pursuant to the Sale and Servicing Agreement dated as of December 16, 2004 among DaimlerChrysler Wholesale Receivables Company LLC, as Seller, DaimlerChrysler Financial Services Americas LLC, as Servicer, and DaimlerChrysler Master Owner Trust.
Due to the nature of the above mentioned trust, minimum servicing standards I.2, I.4, III.1, III.2, III.3, III.4, III.5, III.6, V.3, V.4 and VII.1 are not applicable and, accordingly, DaimlerChrysler Financial Services Americas LLC has not made an attempt to comply with those standards.
DaimlerChrysler Financial Services Americas LLC, as Servicer

/s/ Andree Ohmstedt Andree Ohmstedt
Vice President and Controller

/s/ Laurence F. Guindi
Laurence F. Guindi
Senior Manager — Structured Finance and Securitization

/s/ Mark L. Davis
Mark L. Davis
Assistant Controller — Financial Reporting & Policy